UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On March 20, 2019, the Company issued a press release regarding its initial response to the U.S. Food and Drug Administration’s (the “FDA”) Warning Letter, dated March 19, 2019, relating to the Company’s failure to meet the FDA-approved minimum retention rate for a post-approval study.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: March 21, 2019	By:	/s/ Jeffrey M. Nugent
Jeffrey M. Nugent
Chairman of the Board of Directors and Chief Executive Officer